EX-99.2

HERMAN MILLER, INC.	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

HERMAN MILLER, INC. ATTN: SHAREHOLDER SERVICES 855 EAST MAIN AVENUE ZEELAND, MI 49464-0302

During The Meeting - Go to www.virtualshareholdermeeting.com/MLHR16
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Herman Miller, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.				DETACH AND RETURN THIS PORTION ONLY

HERMAN MILLER, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominees(s), mark "For All Except" and write the number(s) of the nominees(s) on the line below
Vote on Directors
The Board of Directors recommends a vote FOR the listed nominees:	[_]	[_]	[_]
1. Director Vote
TO ELECT ONE DIRECTOR TO SERVE UNTIL 2017
01) Dorothy A. Terrell
TO ELECT THREE DIRECTORS TO SERVE UNTIL 2019
02) Lisa A. Kro
03) David O. Ulrich
04) Michael A. Volkema

Vote on Proposals
The Board of Directors recommends a vote FOR the proposals.
					For	Against	Abstain
2. Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.					[_]	[_]	[_]
3. Proposal to approve, on an advisory basis, the compensation paid to the Company's named executive officers.					[_]	[_]	[_]
The Proxies will vote the shares in accordance with the directions on this card. If a choice is not indicated, the Proxies will vote the shares "FOR" the nominees and "FOR" the proposals.

At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.			[_]

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

HERMAN MILLER, INC.

By signing this card, voting by telephone or voting by Internet, the shareholder appoints Michael A. Volkema and Brian C. Walker, and each of them, Proxies, with full power of substitution, to vote all of the undersigned's shares of Herman Miller, Inc. Common Stock (Common Stock) at the Annual Meeting of Shareholders to be held on Monday, October 10, 2016 at 10:30 a.m. (ET) at www.virtualshareholdermeeting.com/MLHR16, and any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side